                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference and use in this Prospectus constituting part of this Registration Statement on Form S-4 of Tyco International Ltd. of our reports dated July 23, 1999 included in such Prospectus and appearing in General Surgical Innovations, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 30, 1999. We also consent to the incorporation by reference in this Prospectus of our report dated July 23, 1999 relating to the financial statement schedule which appears in the General Surgical Innovations, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 30, 1999. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
September 23, 1999